NATIONAL PENN BANCSHARES, INC. CAPITAL ACCUMULATION PLAN
                (Amended and Restated Effective January 1, 1997)

                                 (Revised 2001)

                Amendment No.7: Minimum Distribution Requirements

         National Penn Bancshares, Inc (the "Company") adopted the National Penn Bancshares, Inc. Capital Accumulation Plan (the "Plan "). The Company hereby amends the Plan as required by the Internal Revenue Service to satisfy the minimum distribution requirements of the Internal Revenue Code by addition of a new Section 9A to the Plan to read as hereinafter set forth.

"9A. MINIMUM DISTRIBUTION REQUIREMENT
     --------------------------------

         (a) General Rules.

                  (i) Effective Date. The provisions of this section will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.


                  (ii) Precedence. The provisions of this section will take precedence over and supersede any inconsistent provisions of the Plan. This section 9A shall be construed in a manner necessary to satisfy the minimum distribution rules of the Code. Except for superseding inconsistent provisions and addressing any matter related to minimum required distributions not otherwise addressed in the Plan, the distribution provisions of section 9 of the Plan shall control. Notwithstanding the foregoing, in no event shall the provisions of this section 9A be construed as making available any form of benefit distribution not otherwise made available to a Member or beneficiary under the Plan. Further, the forms of distribution the Plan permits determined without regard to this section 9A shall remain the only forms of benefit distribution available under the Plan.

                  (iii) Requirements of Treasury Regulations Incorporated. All distributions required under this section will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Code.


         (b) Time and Manner of Distribution.

                  (i) Required Beginning Date. The Member's entire interest will be distributed, or begin to be distributed, to the Member no later than the Member's required beginning date, as defined in this section




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                  (ii) Death of Member Before Distributions Begin. If the Member
         dies before distributions begin, the Member's entire interest will be distributed, or begin to be distributed, no later than as follows:

                           (A) If the Member's surviving spouse is the Member's
                  sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 70 1/2, if later.

                           (B)If the Member's surviving spouse is not the
                  Member's sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member died.

                           (C)If there is no designated beneficiary as of
                  September 30 of the year following the year of the Member's death, the Member's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member's death.

                           (D)If the Member's surviving spouse is the Member's
                  sole designated beneficiary and the surviving spouse dies after the Member but before distributions to the surviving spouse begin, this section 9A (b)(ii), other than section 9A
                  (b)(ii)(A), will apply as if the surviving spouse were the Member.

     For purposes of this section 9A (b)(ii) and section 9A (d) unless section 9A(b)(ii)(D) applies, distributions are considered to begin on the Member's required beginning date. If section 9A(b)(ii)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under section 9A (b)(ii)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Member before the Member's required beginning date (or to the Member's surviving spouse before the date distributions are required to begin to the surviving spouse under section 9A(b)(ii)(A)), the date distributions are considered to begin is the date distributions actually commence.

              (iii) Forms of Distributions. Unless the Member's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with sections (c) and (d) of this section 9A. If the Member's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirement of section 401(a)(9) of the Code and Treasury regulations.

     (c) Required Minimum Distributions During Member's Lifetime.



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              (i) Amount of Required Minimum Distribution For Each Distribution
     Calendar Year. During the Member's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of (A): the quotient obtained by diving the Member's account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Member's age as of the Member's birthday in the distribution calendar year; or (B) if the Member's sole designated beneficiary for the distribution calendar year is the Member's spouse, the quotient obtained by dividing the Member's account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Member's and spouse's attained ages as of the Member's and spouse's birthdays in the distribution calendar year.

              (ii) Lifetime Required Minimum Distributions Continue Through Year of Member's Death. Required minimum distributions will be determined under this section (c) beginning with the first distribution calendar year and up to and including the distribution calendar year that included the Member's date of death.

     (d) Required Minimum Distributions After Member's Death.

              (i) Death On or After Date Distributions Begin.

                  (A) Member Survived by Designated Beneficiary. If the Member dies on or after the date distributions begin and there is a designed beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Member' death is the quotient obtained by dividing the Member's account balance by the longer of the remaining life expectancy of the Member or the remaining life expectancy of the Member's designated beneficiary, determined as follows:

                    i. The Member's remaining life expectancy is calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

                    ii. If the Member's surviving spouse is the Member's sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Member's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.



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                    iii. If the Member's surviving spouse is not the Member's
                         designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Member's death, reduced by one for each subsequent year.

                  (B) No Designated Beneficiary. If the Member dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Member's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Member's death is the quotient obtained by dividing the Member's account balance by the Member's remaining life expectancy calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

         (ii) Death Before Date Distributions Begin.

                  (A) Member Survived by Designated Beneficiary. If the Member dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Member's death is the quotient obtained by dividing the Member's account balance by the remaining life expectancy of the Member's designated beneficiary, determined as provided in section 9A(d)(i).

                  (B) No Designated Beneficiary. If the Member dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Member's death, distribution of the Member's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member's death.

                  (C) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Member dies before the date distributions begin, the Member's surviving spouse is the Member's sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under section 9A(b)(ii), this section 9A(d)(ii) will apply as if the surviving spouse were the Member.

     (e) Definitions. Notwithstanding the general definition provisions of the Plan, the following terms, when used in the section 9A, shall have the meaning set forth below.

              (i) Designated beneficiary. The individual who is designated as the beneficiary under the general provisions of the Plan and is the designated beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

              (ii) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Member's death, the




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     first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Member's required beginning date. For distributions beginning after the Member's death, the first distribution calendar year is the calendar year in which distributions are required to begin under section 9A(b). The required minimum distribution for the Member's first distribution calendar year will be made on or before the Member's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Member's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

                  (iii). Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

                  (iv) Member's account balance. The account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

                  (v) Required beginning date. The latest date specified in
         section 9(a) of the Plan on which the payment of benefits must commence."

         (f) Merged Plans. This Amendment No. 7 shall be deemed to be a part of each plan merged with and into the Plan effective on or after January 1, 2003
..
                  EXECUTED this 17th day of December 2003.

                                        NATIONAL PENN BANCSHARES, INC.

                                        By: /s/ Sandra L. Spayd
                                            -------------------




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